                                                                   EXHIBIT 10.29

                       Certegy 2002 Bonus Deferral Program
                              Terms and Conditions


[ ] Certegy full-time employees at or above a Vice President (or equivalent) salary level (SL 2) are eligible to participate in this program, and to subsequently defer a portion of their earned 2002 annual incentive award if their most recent performance review in 2002 rates them at an "Exceeds Expectations" level or higher.

[ ] If an individual initially elects to defer under this program, but subsequently fails to receive the required performance rating of "Exceeds Expectations" or higher in 2002, no deferral under this program will be allowed, and any earned 2002 annual incentive award will be paid-out in cash.

[ ] Eligible employees hired or promoted into an eligible level prior to the start of the 4th Q 2002 may participate in this program only if their completed election form is received at corporate headquarters no later than 30 days following their hire or promotion date. New hires in 2002 will be assumed to have an "Exceeds" performance rating for 2002.

[ ] The annual election to defer under this program is completely voluntary and becomes irrevocable to the individual as of March 9, 2002. In the event of a Change of Control offer being received by the Company, all deferral elections for this program become subject to cancellation by Certegy's Board of Directors.

[ ] Deferral elections must be made as a percentage of the earned annual incentive award, and may be made in any amount between 10% and 100%, in increments of 5%.

[ ] Stock options granted under this program will be Certegy Inc. non-qualified stock options with an expiration date (for active employees) 10-years following the grant date. These options will be vested in full on the date of the grant.

[ ] Grant date for options will be the date Certegy's Board of Directors approves 2002 earned bonuses (estimated: Jan - Feb 2003). The fair market value grant price for these options will be at the closing price of Certegy stock on the NYSE on the day bonuses are approved.

[ ] As appropriate, foreign currency conversion rates will be established as published in the Wall Street Journal as of the close of business on the day the Board of Directors approve 2002 annual incentive awards and deferrals under this program.

[ ] An election to defer under this program is void if a participant terminates employment (for any reason) prior to the date the Board approves 2002 annual incentive awards. Under these circumstances, if any earned bonus is due, it will be paid in cash.

[ ]      Stock options granted under this program are non-transferable


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                       Certegy 2002 Bonus Deferral Program
                              Terms and Conditions
                                   (continued)


[ ]      Stock Option Expiration Provisions:

         - Stock options expire five (5) years following retirement, death, disability, or after termination (other than for cause) following a Change in Control of the Company (unless 10-year option term expires sooner);

         - Stock options expire one (1) year following termination if due to job elimination (unless 10-year option term expires sooner);

         - Stock options expire at the close of business on the date of the grantee's voluntary termination;

         - Stock options expire at the close of business on the date of the grantee's termination for cause.



[ ] Calculation used to determine the number of options to be granted under this program:


                                           Multiplier times $ Amount
              % of Annual Bonus         Deferred divided by Fair Market
                   Deferred                  Value of Certegy Stock
                   --------                  ----------------------


                 10% -- 20%           6 times $ amount deferred divided by
                                      fair market value of Certegy stock


                 25% -- 45%           8 times $ amount deferred divided by
                                      fair market value of Certegy stock


                 50% -- 100%          10 times $ amount deferred divided by
                                      fair market value of Certegy stock


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